RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-163632

Pricing Supplement Dated April 7, 2010 to the Product Prospectus Supplement ERN-ES-1 Dated January 13, 2010, Prospectus Dated January 11, 2010, and Prospectus Supplement Dated January 11, 2010	$3,300,000 Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012 Royal Bank of Canada

Royal Bank of Canada is offering the Bullish Enhanced Return Notes (the “Notes”) linked to the performance of an equally weighted Basket consisting of common stocks of the following 20 publicly traded companies: Amazon.com, Inc.; Apple Inc.; Bank of America Corporation; The Boeing Company; Caterpillar Inc.; The Coca-Cola Company; Chipotle Mexican Grill, Inc.; Daimler AG; FedEx Corp.; First Solar, Inc.; Goldcorp, Inc.; Google Inc.; Johnson & Johnson; Kellogg Company; McDonald's Corporation; Mead Johnson Nutrition Company; Microsoft Corporation; Tiffany & Co.; Under Armour, Inc.; and Yum! Brands, Inc.

The CUSIP number for the Notes is 78008HR69. The Notes provide a 300% leveraged return if the Percentage Change of the Basket is positive, subject to the Maximum Redemption Amount of 122% of the principal amount of the Notes. The Notes do not pay interest, and investors are subject to one-for-one loss of the principal amount of the Notes for any decrease in the value of the Basket between the Pricing Date and the Valuation Date. Any payments on the Notes are subject to our credit risk.

Issue Date: April 12, 2010

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010, and “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement dated January 13, 2010.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public	100%	$3,300,000
Underwriting discounts and commissions	2%	$ 66,000
Proceeds to Royal Bank of Canada	98%	$3,234,000

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $20.00 per $1,000 in Principal Amount of the Notes. The price of the Notes also included a profit of $12.50 per $1,000 in Principal Amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. The total of the commission received by RBCCM and the hedging profits of Royal Bank of Canada was $32.50 per $1,000 in Principal Amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series D

Underwriter:	RBC Capital Markets Corporation

Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) of common stocks of 20 publicly traded companies (each, a “Reference Stock,” collectively, the “Reference Stocks”). The 20 common stocks, their respective Component Weights and their Initial Prices are indicated in the table below.

Currency:	U.S. Dollars

Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:	April 7, 2010

Issue Date:	April 12, 2010

CUSIP:	78008HR69

Valuation Date:	April 9, 2012

Leverage Factor:	300% (subject to the Maximum Redemption Amount)

Payment at Maturity (if held to maturity):
If, on the Valuation Date, the Percentage Change is zero or positive, then the investor will receive an amount per $1,000 principal amount per Note equal to the lesser of:

1.  Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and
2.  Maximum Redemption Amount

If, on the Valuation Date, the Percentage Change is negative, then the investor will receive a cash payment equal to: Principal Amount + (Principal Amount x Percentage Change)

Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks. The Weighted Component Change for each Reference Stock will be determined as follows:

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

The Basket:	Common Stock of	Bloomberg Ticker	Component Weight	Initial Price
	Amazon.com, Inc.	AMZN	5%	134.87
	Apple Inc.	AAPL	5%	240.60
	Bank of America Corporation	BAC	5%	18.62
	The Boeing Company	BA	5%	72.10
	Caterpillar Inc.	CAT	5%	64.47
	The Coca-Cola Company	KO	5%	53.82
	Chipotle Mexican Grill, Inc.	CMG	5%	122.47
	Daimler AG	DAI	5%	47.04
	FedEx Corp.	FDX	5%	90.67
	First Solar, Inc.	FSLR	5%	126.60
	Goldcorp, Inc.	GG	5%	39.87
	Google Inc.	GOOG	5%	563.54
	Johnson & Johnson	JNJ	5%	65.22
	Kellogg Company	K	5%	52.65
	McDonald's Corporation	MCD	5%	67.70
	Mead Johnson Nutrition Company	MJN	5%	51.84
	Microsoft Corporation	MSFT	5%	29.35
	Tiffany & Co.	TIF	5%	48.81
	Under Armour, Inc.	UA	5%	31.55
	Yum! Brands, Inc.	YUM	5%	40.15

Final Price:	The closing price per share of a Reference Stock on the Valuation Date.

Maximum Redemption Amount:	122% multiplied by the principal amount

Maturity Date:	April 12, 2012, subject to extension for market and other disruptions, as described in the product prospectus supplement.

Term:	Two (2) years

Principal at Risk:
The Notes are NOT principal protected.  You may lose a substantial portion of your principal amount at maturity if there is a decrease in the closing price per share of one or more Reference Stocks from the Pricing Date to the Valuation Date.

Calculation Agent:	RBC Capital Markets Corporation

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 13, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 11, 2010).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on page P-4 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 13, 2010, as modified by this pricing supplement.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated January 13, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 13, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement ERN-ES-1 dated January 13, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000116/f112104424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Percentage Change of the Basket used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Initial Price, the Final Price or the closing price per share of any Reference Stock on the Valuation Date or on any trading day prior to the Maturity Date. All examples are based upon the the Leverage Factor of 300%, the Maximum Redemption Amount of 122% of the principal amount, and assume that a holder purchased Notes with an aggregate principal amount of $1,000, and that no market disruption event has occurred on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.

	Percentage Change:	5%

	Payment at Maturity:	$1,000 + [$1,000 x (5% x 300%)] = $1,000 + $150 = $1,150

	On a $1,000 investment, a 5% Percentage Change results in a Payment at Maturity of $1,150, a 15% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive (and the Payment at Maturity is subject to the Maximum Redemption Amount).

	Percentage Change:	47%

	Payment at Maturity:	$1,000 + [$1,000 x (47% x 300%)] = $1,000 + $1,410 = $2,410 however, the Maximum Redemption Amount is $1,220.

	On a $1,000 investment, a 47% Percentage Change results in a Payment at Maturity of $1,220, a 22% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative.

	Percentage Change:	-20%

	Payment at Maturity:	$1,000 + ($1,000 x -20%) = $1,000 - $200 = $800

	On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $800, a -20% return on the Notes.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Reference Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Reference Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products. The company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.

Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers.

Bank of America Corporation

Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

The Boeing Company

The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft, helicopters and space and missile systems.

Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. Caterpillar distributes its products through a worldwide organization of dealers.

The Coca-Cola Company

The Coca-Cola Company manufactures, markets, and distributes soft drink concentrates and syrups. The company also distributes and markets juice and juice-drink products. Coca-Cola distributes its products to retailers and wholesalers in the United States and internationally.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Chipotle Mexican Grill, Inc.

Chipotle Mexican Grill, Inc. owns and operates quick serve Mexican restaurants. The company operates restaurants throughout the United states.

Daimler AG

Daimler AG develops, manufactures, distributes, and sells a wide range of automotive products, mainly passenger cars, trucks, vans and buses. The company also provides financial and other services relating to its automotive businesses.

FedEx Corp.

FedEx Corp. delivers packages and freight to multiple countries and territories through an integrated global network. The company provides worldwide express delivery, ground small-parcel delivery, less-than-truckload freight delivery, supply chain management services, customs brokerage services, and trade facilitation and electronic commerce solutions.

First Solar, Inc.

First Solar, Inc. designs and manufactures solar modules. The company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

Goldcorp, Inc.

Goldcorp, Inc. is a North American gold producer. The company has gold mining operations in the United States, Canada, Mexico, Brazil, Argentina, and Australia. Goldcorp owns the Red Lake mine in Ontario.

Google Inc.

Google Inc. is a global technology company that provides a web based search engine through its website. The company offers a wide range of search options, including web, image, groups, directory, and news searches.

Johnson & Johnson

Johnson & Johnson manufactures health care products and provides related services for the consumer, pharmaceutical, and medical devices and diagnostics markets. The company sells products such as skin and hair care products, acetaminophen products, pharmaceuticals, diagnostic equipment, and surgical equipment in countries located around the world.

Kellogg Company

Kellogg Company manufactures and markets ready-to-eat cereal and other convenience foods. The company's products include cereals, cookies, crackers, toaster pastries, cereal bars, fruit snacks, frozen waffles and veggie foods. Kellogg markets its products in the United States, Canada, and other countries throughout the world.

McDonald's Corporation

McDonald's Corporation operates and franchises fast-food restaurants worldwide. The company's franchised and company operated fast food restaurants offer a variety of low price fast foods in locations around the world.

Mead Johnson Nutrition Company

Mead Johnson Nutrition Company manufactures nutritional products for infants, children, and expectant and nursing mothers. The company markets its products in North America, Latin America, Europe and Asia.

Microsoft Corporation

Microsoft Corporation develops, manufactures, licenses, sells, and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft also develops video game consoles and digital music entertainment devices.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Tiffany & Co.

Tiffany & Co. operates jewelry and specialty retail stores and designs and manufactures its products through subsidiary companies. The company retails its products through stores and boutiques in the United States, Mexico, Canada, and Brazil, and wholesales outside the United States. Tiffany also markets through the Internet and catalogs.

Under Armour, Inc.

Under Armour, Inc. develops, markets, and distributes branded performance products for men, women, and youth. The company designs and sells a broad offering of apparel and accessories made of synthetic microfibers.

Yum! Brands, Inc.

Yum! Brands, Inc, owns and franchises quick-service restaurants worldwide. The company develops, operates, franchises and licenses a worldwide system of restaurants which prepare, package and sell a menu of food items.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, or for the calendar quarters after the Reference Stocks were listed, as well as for the first quarter of 2010 and for the period from April 1, 2010 to April 7, 2010.

We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Amazon.com Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	48.56	35.14	36.51
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/29/2006	38.62	25.76	32.12
9/30/2006	12/29/2006	43.25	30.59	39.46

1/1/2007	3/30/2007	42.00	36.30	39.79
3/31/2007	6/29/2007	74.72	39.55	68.41
6/30/2007	9/28/2007	94.25	68.02	93.15
9/29/2007	12/31/2007	101.04	76.50	92.64

1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28

1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	3/31/2010	138.19	113.83	135.73
4/1/2010	4/7/2010	136.51	130.78	134.87

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Apple Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	87.05	57.67	62.72
4/1/2006	6/30/2006	73.38	55.41	57.12
7/1/2006	9/29/2006	77.78	50.35	77.03
9/30/2006	12/29/2006	93.15	72.60	84.84

1/1/2007	3/30/2007	97.80	81.90	92.91
3/31/2007	6/29/2007	127.60	89.60	122.04
6/30/2007	9/28/2007	155.00	111.62	153.54
9/29/2007	12/31/2007	202.96	150.64	198.08

1/1/2008	3/31/2008	200.20	115.44	143.50
4/1/2008	6/30/2008	192.24	144.54	167.44
7/1/2008	9/30/2008	180.91	100.61	113.66
10/1/2008	12/31/2008	116.40	79.16	85.35

1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	9/30/2009	188.89	134.42	185.37
10/1/2009	12/31/2009	213.94	180.76	210.86

1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	4/7/2010	241.92	232.76	240.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Bank of America Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/29/2006	54.00	47.59	53.57
9/30/2006	12/29/2006	55.08	51.32	53.39

1/1/2007	3/30/2007	54.21	48.36	51.02
3/31/2007	6/29/2007	52.20	48.55	48.89
6/30/2007	9/28/2007	52.77	46.52	50.27
9/29/2007	12/31/2007	52.95	40.61	41.26

1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	4/7/2010	18.86	17.89	18.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

The Boeing Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	79.45	66.49	77.93
4/1/2006	6/30/2006	89.58	76.40	81.91
7/1/2006	9/29/2006	84.06	72.17	78.85
9/30/2006	12/29/2006	92.03	77.79	88.84

1/1/2007	3/30/2007	92.24	84.60	88.91
3/31/2007	6/29/2007	100.96	88.08	96.16
6/30/2007	9/28/2007	107.80	90.08	104.99
9/29/2007	12/31/2007	107.15	85.55	87.46

1/1/2008	3/31/2008	87.76	71.59	74.37
4/1/2008	6/30/2008	88.28	65.56	65.72
7/1/2008	9/30/2008	69.50	54.20	57.35
10/1/2008	12/31/2008	58.00	36.25	42.67

1/1/2009	3/31/2009	47.00	29.05	35.58
4/1/2009	6/30/2009	53.34	34.21	42.50
7/1/2009	9/30/2009	55.48	38.92	54.15
10/1/2009	12/31/2009	56.54	47.18	54.13

1/1/2010	3/31/2010	74.53	54.80	72.61
4/1/2010	4/7/2010	73.50	70.96	72.10

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Caterpillar Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	77.20	57.05	71.81
4/1/2006	6/30/2006	82.00	64.41	74.48
7/1/2006	9/29/2006	75.43	62.09	65.80
9/30/2006	12/29/2006	70.91	58.85	61.33

1/1/2007	3/30/2007	68.43	57.98	67.03
3/31/2007	6/29/2007	82.88	65.87	78.30
6/30/2007	9/28/2007	87.00	70.59	78.43
9/29/2007	12/31/2007	82.74	67.00	72.56

1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67

1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	12/31/2009	61.21	47.50	56.99

1/1/2010	3/31/2010	64.42	50.50	62.85
4/1/2010	4/7/2010	65.47	63.39	64.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

The Coca-Cola Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	42.99	39.96	41.87
4/1/2006	6/30/2006	44.76	40.86	43.02
7/1/2006	9/29/2006	45.40	42.38	44.68
9/30/2006	12/29/2006	49.35	43.73	48.25

1/1/2007	3/30/2007	48.88	45.56	48.00
3/31/2007	6/29/2007	53.65	48.05	52.31
6/30/2007	9/28/2007	57.78	51.79	57.47
9/29/2007	12/31/2007	64.32	56.92	61.37

1/1/2008	3/31/2008	65.59	56.50	60.87
4/1/2008	6/30/2008	61.69	51.75	51.98
7/1/2008	9/30/2008	55.84	49.44	52.88
10/1/2008	12/31/2008	54.28	40.29	45.27

1/1/2009	3/31/2009	46.00	37.44	43.95
4/1/2009	6/30/2009	49.94	42.00	47.99
7/1/2009	9/30/2009	54.12	47.43	53.70
10/1/2009	12/31/2009	59.45	52.71	57.00

1/1/2010	3/31/2010	57.43	52.23	55.00
4/1/2010	4/7/2010	55.50	53.56	53.82

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Chipotle Mexican Grill, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	56.75	39.99	55.39
4/1/2006	6/30/2006	67.76	48.30	60.95
7/1/2006	9/29/2006	60.77	45.86	49.67
9/30/2006	12/29/2006	62.36	48.30	57.00

1/1/2007	3/30/2007	65.25	54.62	62.10
3/31/2007	6/29/2007	88.70	61.94	85.28
6/30/2007	9/28/2007	119.97	77.51	118.13
9/29/2007	12/31/2007	155.49	116.46	147.07

1/1/2008	3/31/2008	150.00	90.13	113.43
4/1/2008	6/30/2008	121.29	81.85	82.62
7/1/2008	9/30/2008	89.14	53.00	55.49
10/1/2008	12/31/2008	67.90	36.90	61.98

1/1/2009	3/31/2009	70.75	46.53	66.38
4/1/2009	6/30/2009	92.29	66.08	80.00
7/1/2009	9/30/2009	98.59	76.75	97.05
10/1/2009	12/31/2009	97.00	79.02	88.16

1/1/2010	3/31/2010	117.11	86.03	112.67
4/1/2010	4/7/2010	124.50	113.00	122.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Daimler AG

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	60.03	51.32	57.41
4/1/2006	6/30/2006	60.22	46.27	49.36
7/1/2006	9/29/2006	53.67	45.98	49.96
9/30/2006	12/29/2006	62.24	49.45	61.41

1/1/2007	3/30/2007	83.15	59.65	81.81
3/31/2007	6/29/2007	93.05	78.59	91.95
6/30/2007	9/28/2007	100.99	76.58	100.20
9/29/2007	12/31/2007	111.64	91.46	95.63

1/1/2008	3/31/2008	96.52	68.49	85.55
4/1/2008	6/30/2008	87.19	61.20	61.67
7/1/2008	9/30/2008	67.33	48.61	50.50
10/1/2008	12/31/2008	46.52	24.01	38.28

1/1/2009	3/31/2009	39.23	21.53	25.54
4/1/2009	6/30/2009	40.51	24.88	36.27
7/1/2009	9/30/2009	51.01	32.57	50.31
10/1/2009	12/31/2009	56.55	46.08	53.30

1/1/2010	3/31/2010	54.38	40.59	47.01
4/1/2010	4/7/2010	48.22	46.74	47.04

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

FedEx Corp.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	116.00	96.55	112.94
4/1/2006	6/30/2006	120.01	103.74	116.86
7/1/2006	9/29/2006	118.74	97.79	108.68
9/30/2006	12/29/2006	119.20	106.69	108.62

1/1/2007	3/30/2007	121.40	106.31	107.43
3/31/2007	6/29/2007	113.28	104.01	110.97
6/30/2007	9/28/2007	119.10	99.30	104.75
9/29/2007	12/31/2007	108.14	89.01	89.17

1/1/2008	3/31/2008	94.30	80.00	92.67
4/1/2008	6/30/2008	99.46	76.34	78.79
7/1/2008	9/30/2008	95.73	71.33	79.04
10/1/2008	12/31/2008	81.46	53.90	64.15

1/1/2009	3/31/2009	64.75	34.02	44.49
4/1/2009	6/30/2009	62.15	43.98	55.62
7/1/2009	9/30/2009	80.00	52.58	75.22
10/1/2009	12/31/2009	92.59	71.78	83.45

1/1/2010	3/31/2010	93.65	75.17	93.40
4/1/2010	4/7/2010	94.51	90.21	90.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

First Solar, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	30.00	23.59	29.80

1/1/2007	3/30/2007	59.88	27.54	52.01
3/31/2007	6/29/2007	91.10	52.10	89.29
6/30/2007	9/28/2007	123.21	74.77	117.74
9/29/2007	12/31/2007	283.00	119.95	267.14

1/1/2008	3/31/2008	272.47	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.88	85.28	137.96

1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.51	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	3/31/2010	142.46	98.71	122.65
4/1/2010	4/7/2010	126.72	118.94	126.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Goldcorp, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	30.24	23.06	29.25
4/1/2006	6/30/2006	41.66	24.07	30.22
7/1/2006	9/29/2006	31.59	21.64	23.60
9/30/2006	12/29/2006	31.47	20.35	28.44

1/1/2007	3/30/2007	29.20	23.01	24.02
3/31/2007	6/29/2007	26.93	22.36	23.69
6/30/2007	9/28/2007	30.99	21.00	30.56
9/29/2007	12/31/2007	37.70	29.25	33.93

1/1/2008	3/31/2008	46.30	31.86	38.75
4/1/2008	6/30/2008	47.75	33.83	46.17
7/1/2008	9/30/2008	52.60	24.73	31.63
10/1/2008	12/31/2008	33.84	13.99	31.53

1/1/2009	3/31/2009	35.47	23.03	33.32
4/1/2009	6/30/2009	40.75	26.72	34.75
7/1/2009	9/30/2009	43.32	31.84	40.37
10/1/2009	12/31/2009	46.23	35.47	39.34

1/1/2010	3/31/2010	43.55	32.85	37.22
4/1/2010	4/7/2010	40.09	37.71	39.87

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Google Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	475.11	331.55	390.00
4/1/2006	6/30/2006	450.72	360.59	419.33
7/1/2006	9/29/2006	427.87	363.37	401.90
9/30/2006	12/29/2006	513.00	398.27	460.48

1/1/2007	3/30/2007	513.00	437.00	458.16
3/31/2007	6/29/2007	534.99	452.12	523.38
6/30/2007	9/28/2007	571.75	480.51	567.27
9/29/2007	12/31/2007	747.24	569.61	691.48

1/1/2008	3/31/2008	697.37	412.11	440.47
4/1/2008	6/30/2008	602.45	441.00	526.42
7/1/2008	9/30/2008	555.61	380.78	400.52
10/1/2008	12/31/2008	416.80	247.30	307.65

1/1/2009	3/31/2009	381.00	282.75	348.06
4/1/2009	6/30/2009	447.34	340.61	421.59
7/1/2009	9/30/2009	507.00	396.00	495.85
10/1/2009	12/31/2009	625.90	482.60	619.98

1/1/2010	3/31/2010	629.51	520.00	567.01
4/1/2010	4/7/2010	574.87	561.86	563.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Johnson & Johnson

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	63.10	56.71	59.22
4/1/2006	6/30/2006	61.89	57.32	59.92
7/1/2006	9/29/2006	65.12	59.69	64.94
9/30/2006	12/29/2006	69.41	64.50	66.02

1/1/2007	3/30/2007	68.22	59.87	60.26
3/31/2007	6/29/2007	65.45	60.03	61.62
6/30/2007	9/28/2007	65.75	59.72	65.70
9/29/2007	12/31/2007	68.65	63.55	66.70

1/1/2008	3/31/2008	68.85	61.17	64.87
4/1/2008	6/30/2008	68.32	63.10	64.34
7/1/2008	9/30/2008	72.76	63.76	69.28
10/1/2008	12/31/2008	69.00	52.06	59.83

1/1/2009	3/31/2009	61.00	46.25	52.60
4/1/2009	6/30/2009	57.07	50.12	56.80
7/1/2009	9/30/2009	62.47	55.72	60.89
10/1/2009	12/31/2009	65.40	58.78	64.41

1/1/2010	3/31/2010	65.95	61.90	65.20
4/1/2010	4/7/2010	65.89	65.00	65.22

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Kellogg Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	45.78	42.41	44.04
4/1/2006	6/30/2006	48.50	43.06	48.43
7/1/2006	9/29/2006	50.87	47.32	49.52
9/30/2006	12/29/2006	50.95	47.71	50.06

1/1/2007	3/30/2007	52.02	48.69	51.43
3/31/2007	6/29/2007	54.41	51.06	51.79
6/30/2007	9/28/2007	56.89	51.22	56.00
9/29/2007	12/31/2007	56.31	51.60	52.43

1/1/2008	3/31/2008	53.00	46.25	52.56
4/1/2008	6/30/2008	54.14	47.81	48.02
7/1/2008	9/30/2008	57.47	47.63	56.10
10/1/2008	12/31/2008	57.66	40.39	43.85

1/1/2009	3/31/2009	45.94	35.70	36.63
4/1/2009	6/30/2009	46.91	36.44	46.57
7/1/2009	9/30/2009	49.89	45.75	49.23
10/1/2009	12/31/2009	54.10	48.15	53.20

1/1/2010	3/31/2010	55.45	51.80	53.43
4/1/2010	4/7/2010	53.88	52.54	52.65

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

McDonald's Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	36.74	33.20	34.36
4/1/2006	6/30/2006	35.99	31.73	33.60
7/1/2006	9/29/2006	40.03	32.75	39.12
9/30/2006	12/29/2006	44.68	38.96	44.33

1/1/2007	3/30/2007	46.21	42.31	45.05
3/31/2007	6/29/2007	52.88	44.60	50.76
6/30/2007	9/28/2007	55.73	46.65	54.47
9/29/2007	12/31/2007	63.69	54.67	58.91

1/1/2008	3/31/2008	58.91	49.36	55.77
4/1/2008	6/30/2008	61.76	55.14	56.22
7/1/2008	9/30/2008	67.00	55.70	61.70
10/1/2008	12/31/2008	64.02	45.79	62.19

1/1/2009	3/31/2009	64.46	50.44	54.57
4/1/2009	6/30/2009	61.00	51.76	57.49
7/1/2009	9/30/2009	59.57	53.89	57.07
10/1/2009	12/31/2009	64.75	56.03	62.44

1/1/2010	3/31/2010	67.49	61.07	66.72
4/1/2010	4/7/2010	68.20	67.14	67.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Mead Johnson Nutrition Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	29.85	26.00	28.87
4/1/2009	6/30/2009	33.76	25.72	31.77
7/1/2009	9/30/2009	50.35	31.51	45.11
10/1/2009	12/31/2009	47.75	39.75	43.70

1/1/2010	3/31/2010	52.87	43.50	52.03
4/1/2010	4/7/2010	53.00	51.59	51.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Microsoft Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	28.38	26.10	27.21
4/1/2006	6/30/2006	27.94	21.46	23.30
7/1/2006	9/29/2006	27.50	22.23	27.33
9/30/2006	12/29/2006	30.26	27.15	29.86

1/1/2007	3/30/2007	31.48	26.71	27.87
3/31/2007	6/29/2007	31.16	27.56	29.47
6/30/2007	9/28/2007	31.84	27.51	29.46
9/29/2007	12/31/2007	37.49	29.29	35.60

1/1/2008	3/31/2008	35.96	26.87	28.38
4/1/2008	6/30/2008	32.10	27.11	27.51
7/1/2008	9/30/2008	28.50	24.01	26.69
10/1/2008	12/31/2008	27.47	17.50	19.44

1/1/2009	3/31/2009	21.00	14.87	18.37
4/1/2009	6/30/2009	24.33	18.19	23.77
7/1/2009	9/30/2009	26.25	22.00	25.89
10/1/2009	12/31/2009	31.50	24.43	30.49

1/1/2010	3/31/2010	31.24	27.57	29.27
4/1/2010	4/7/2010	29.58	28.62	29.35

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Tiffany & Co.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.29	35.18	37.54
4/1/2006	6/30/2006	38.00	31.65	33.02
7/1/2006	9/29/2006	35.03	29.63	33.20
9/30/2006	12/29/2006	40.80	32.82	39.24

1/1/2007	3/30/2007	46.16	38.17	45.48
3/31/2007	6/29/2007	54.75	45.34	53.06
6/30/2007	9/28/2007	56.79	39.53	52.35
9/29/2007	12/31/2007	57.34	43.80	46.03

1/1/2008	3/31/2008	46.14	32.85	41.84
4/1/2008	6/30/2008	49.96	40.26	40.75
7/1/2008	9/30/2008	45.80	33.66	35.52
10/1/2008	12/31/2008	35.79	16.78	23.63

1/1/2009	3/31/2009	26.20	16.70	21.56
4/1/2009	6/30/2009	31.30	20.94	25.36
7/1/2009	9/30/2009	39.40	23.86	38.53
10/1/2009	12/31/2009	44.49	37.26	43.00

1/1/2010	3/31/2010	48.38	38.89	47.49
4/1/2010	4/7/2010	49.31	47.78	48.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Under Armour, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	53.68	48.78	50.45

1/1/2007	3/30/2007	52.30	43.34	51.30
3/31/2007	6/29/2007	53.23	41.37	45.65
6/30/2007	9/28/2007	73.40	45.66	59.82
9/29/2007	12/31/2007	63.90	41.55	43.67

1/1/2008	3/31/2008	47.16	26.20	36.60
4/1/2008	6/30/2008	38.89	25.25	25.64
7/1/2008	9/30/2008	43.00	23.51	31.76
10/1/2008	12/31/2008	31.93	16.75	23.84

1/1/2009	3/31/2009	26.48	11.94	16.43
4/1/2009	6/30/2009	26.48	15.78	22.38
7/1/2009	9/30/2009	31.22	19.51	27.83
10/1/2009	12/31/2009	33.31	25.29	27.27

1/1/2010	3/31/2010	31.16	23.72	29.41
4/1/2010	4/7/2010	31.87	29.75	31.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

Yum! Brands, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	26.01	23.15	24.43
4/1/2006	6/30/2006	27.08	23.67	25.14
7/1/2006	9/29/2006	26.91	22.12	26.03
9/30/2006	12/29/2006	31.84	25.85	29.40

1/1/2007	3/30/2007	31.11	27.64	28.88
3/31/2007	6/29/2007	34.50	28.71	32.72
6/30/2007	9/28/2007	35.05	28.75	33.83
9/29/2007	12/31/2007	40.59	33.50	38.27

1/1/2008	3/31/2008	39.10	31.48	37.21
4/1/2008	6/30/2008	41.73	34.47	35.09
7/1/2008	9/30/2008	40.00	31.38	32.61
10/1/2008	12/31/2008	33.22	21.50	31.50

1/1/2009	3/31/2009	33.43	23.37	27.48
4/1/2009	6/30/2009	36.74	27.10	33.34
7/1/2009	9/30/2009	36.96	32.50	33.76
10/1/2009	12/31/2009	36.17	32.69	34.97

1/1/2010	3/31/2010	38.85	32.49	38.33
4/1/2010	4/7/2010	40.28	38.59	40.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Common Stocks, Due April 12, 2012

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about April 12, 2010, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus supplement dated January 11, 2010.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

RBC Capital Markets Corporation